Exhibit 99.1

Shuffle Master, Inc. 1106 Palms Airport Dr. Las Vegas, NV 89119 www.shufflemaster.com
NEWS RELEASE
FOR FURTHER INFORMATION CONTACT: SHUFFLE MASTER, INC. Julia Boguslawski Investor Relations/ Corporate Communications ph: (702) 897-7150 fax: (702) 270-5161	Gavin Isaacs, CEO Linster W. Fox, CFO ph: (702) 897-7150 fax: (702) 270-5161

SHUFFLE MASTER, INC. TO ACQUIRE LEADING B2B ONLINE POKER COMPANY ONGAME NETWORK LTD.

Acquisition Accelerates Shuffle Master’s B2B Online Strategy

LAS VEGAS, Nevada, Monday, March 5, 2012 - Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) (“Shuffle Master”), a leading global gaming supplier, today announced that it has entered into a definitive agreement to acquire Ongame Network Ltd. (“Ongame”), from bwin.party Services (Austria) GmbH.  Ongame is one of the world’s largest poker providers to online gaming operators (“business-to-business” or “B2B”), with a global network that includes more than 25 of the iGaming industry’s strongest brands and operators, as well as regional networks in France and Italy.

The acquisition aligns with Shuffle Master’s strategy of expanding its online product offerings to capitalize on regulated online gaming, while operating purely as a B2B provider and not providing gaming content directly to players (“business-to-consumer” or “B2C”).

“Our acquisition of Ongame will allow Shuffle Master to offer a scalable, proven and secure solution for online poker.  Immediately upon closing the transaction, we will be able to begin leveraging all of Ongame’s experience and expertise in iGaming,” said Gavin Isaacs, Chief Executive Officer of Shuffle Master.  “I am confident that Ongame will fit seamlessly into our ongoing interactive initiatives of delivering our renowned brands to online gaming operators, partner web sites, social networks and mobile platforms. Poker is a natural fit for our table-centric online offerings and our many jurisdictional licenses present a compelling opportunity for our current and future online customers.  This acquisition is further evidence of our great momentum as we continue to execute on our core businesses and pursue our strategic objectives for future growth. We look forward to Ongame joining the Shuffle Master family and we welcome them on board.”

As consideration for the purchase of the shares of Ongame, Shuffle Master will pay bwin.party Services (Austria) Gmbh €19.5 million in cash, subject to certain adjustments at closing, and may pay up to €10 million in cash within five years of closing, contingent upon the commencement of legalized, real-money online poker in the U.S. within such period.  The €10 million contingent payment decreases through the five-year period.  Shuffle Master expects to fund the transaction with cash on hand or availability on its existing senior secured revolving credit facility.

“The acquisition of Ongame will provide Shuffle Master with world class poker software and an entire enterprise with proven skills and the operational experience that will permit us to begin immediately offering state-of-the-art B2B online products following the closing of the acquisition,” said Louis Castle.  “We are very focused on creating greater value for our current and future customers and, as a result, our objective is to make Ongame the most comprehensive and competitive poker engine in the marketplace. We believe that Ongame's first-to-market history of execution is perfectly positioned to take advantage of the growing online market in Europe and the potential legalization of online poker in the U.S.”

“Shuffle Master is renowned for offering its customers a unique and diverse suite of products designed to meet the needs of today’s online operators and casinos”, said Peter Bertilsson, Managing Director of Ongame.  “We believe that our experience and expertise in the European market is a natural fit with Shuffle Master’s considerable commitment and history in developing innovative games and products for land based operators.  I am confident that together, our organizations are going to be able to develop the very best in new and innovative solutions for the iGaming market.”

The acquisition is subject to completion of certain conditions, including receipt of required regulatory approvals, and is expected to close within not more than nine months following execution of the definitive agreement.

Macquarie Capital acted as exclusive financial advisor to Shuffle Master with respect to this transaction and Morrison & Foerster LLP and DLA Piper acted as legal counsel to Shuffle Master.

The Company will hold a conference call with financial analysts and stockholders to discuss the Company’s quarterly earnings and this announcement today at 2:00 pm PT.  The toll-free dial-in number for the call is 877-407-0792. The call will also be webcast live at: http://ir.shufflemaster.com.  A replay will be available for 30 days following the call.

Further information about Ongame can be found at www.ongame.com.

About Shuffle Master, Inc.
Shuffle Master, Inc. is a leading global gaming supplier committed to making gaming more fun for players and more profitable for operators through product innovation, and superior quality and service.  The Company operates in legalized gaming markets across the globe and provides state-of-the-art, value-add products in five distinct categories: Utility products, which include automatic card shufflers and roulette chip sorters; Proprietary Table Games, which includes live games, side bets and progressives; Electronic Table Systems, which include various e-Table game platforms; Electronic Gaming Machines, which include video slot machines; and newly introduced iGaming, which features online versions of Shuffle Master’s table games, social gaming, and mobile applications. The Company is included in the S&P Smallcap 600 Index.  Information about the Company and its products can be found on the Internet at www.shufflemaster.com, or on Facebook, Twitter and YouTube.

Shuffle Master Forward-Looking Statements:
This release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this release other than statements that are purely historical are forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) our belief regarding the speed with which we will be able to leverage and benefit from Ongame’s experience and expertise following closing; (b) the Company’s belief that the acquisition is complementary to the Company’s strategy and our hope that real-money online poker is legalized in the U.S. in the future; (c) our belief that this acquisition will produce the revenues, earnings, or business synergies we anticipate; (d) our anticipation that Ongame will continue to be a commercially successful network that is in-demand by operators and their players.  Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) unexpected events or regulatory events that prohibit the Company from closing the acquisition of Ongame; (b) an unanticipated inability to accomplish the Company’s innovation objectives or unexpected factors that limit or eliminate the Company’s ability to implement its strategic and operational plans, integration objectives or activities, or undertake or complete any of its growth initiatives and our inability to predict legislative and regulatory developments; (c) the Company’s ability to implement its strategic, growth and operational plan successfully, including the integration of Ongame, all of which are subject to many factors, some of which are beyond the Company’s control; (d) unanticipated changes in the laws, rules or regulations governing gaming and iGaming; and (e) unexpected changes in the market and economic conditions and reduced demand for or increased competition with Shuffle Master’s products.  Additional information on risk factors that could potentially affect Shuffle Master’s financial results may be found in documents filed by Shuffle Master with the Securities and Exchange Commission, including Shuffle Master’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K and are based on information available to Shuffle Master on the date hereof.  Shuffle Master does not intend, and assumes no obligation, to update any forward-looking statements.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

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